                                                                     EXHIBIT 4.5
                                  $70,000,000


                        IMPERIAL CREDIT CAPITAL TRUST I


                      REMARKETED PAR SECURITIES, SERIES A


                             REMARKETING AGREEMENT
                             ---------------------


                                                                    June 9, 1997


Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285


Ladies and Gentlemen:


          Imperial Credit Capital Trust I, a Delaware statutory business trust (the "Trust"), is issuing today $70,000,000 in aggregate liquidation amount of the Trust's Remarketed Par Securities, Series A (liquidation amount $1,000 per Security) (the "Preferred Securities"), guaranteed (the "Guarantee"; together with the Preferred Securities, the "Securities") by the Company (as defined herein) to the extent set forth in the Guarantee Agreement, dated as of June 9, 1997 (the "Guarantee Agreement"), between the Company and Chase Trust Company of California, as Guarantee Trustee (the "Guarantee Trustee"). Imperial Credit Industries, Inc., a California corporation (the "Company"), will be the owner of all of the beneficial ownership interests represented by common securities (the "Common Securities") of the Trust. Concurrently with the issuance of the Securities and the Company's purchase of all of the Common Securities, the Trust will invest the proceeds of each thereof in the Company's Resettable Rate Debentures, Series A (the "Resettable Rate Debentures, Series A"). The Resettable Rate Debentures, Series A are to be issued pursuant to an Indenture, dated as of June 9, 1997 (the "Indenture"), between the Company, the Trust, Imperial Business Credit, Inc., a California corporation ("IBC"), Imperial Credit Advisors, Inc., a California corporation ("ICA"), Franchise Mortgage Acceptance Co. LLC, a California limited liability company ("FMA"), Auto Marketing Network, Inc., a Florida corporation ("AMN"), and Chase Trust Company of California, as Indenture Trustee (the "Indenture Trustee"). Collectively, IBC, ICA, FMA and AMN are referred to as the "Guarantors".


          Pursuant to a registration rights agreement, dated as of June 9, 1997 (the "Registration Rights Agreement"), among the Company, the Trust, the Guarantors and the Initial Purchaser, the Company, the Trust and the Guarantors have agreed, subject to the conditions stated therein, to file with the Securities and Exchange Commission (the "Commission") a registration statement within 30 days after the date of original issuance of the Preferred Securities and to use their best efforts to commence an offer to exchange (the "Exchange Offer") the Securities for Preferred Securities, Series B, of the Trust (the "New Preferred Securities" and, together with the Preferred Securities, the "Trust Preferred Securities") and a new Company guarantee pursuant to a new guarantee agreement (the "New Guarantee Agreement") between the Company and the Guarantee Trustee in respect of the New Preferred Securities (the "New Guarantee" and, together with the New Preferred Securities, the "New Securities"), which New Securities will have been registered under the Securities Act, and will otherwise be identical in all respects to the Securities or to cause a shelf registration statement to become effective under the Securities Act with respect to the Securities and the Resettable Rate Debentures, Series A, and to remain effective for the period designated in the Registration Rights Agreement. In connection with the Exchange Offer, the Company's Resettable Rate Debentures, Series B (the "New Debentures" and, together with the Resettable Rate Debentures, Series A, the "Debentures"), to be issued pursuant to the Indenture, are to be exchanged with the Trust for the Resettable Rate Debentures, Series A. The Remarketing Agent (as defined herein) and Holders of Transfer Restricted Securities (as defined in the Registration Rights Agreement) will be entitled to the benefits of the Registration Rights Agreement.

          The Amended and Restated Declaration of Trust of the Trust, dated as of June 9, 1997 (the "Declaration"), provides for the Remarketing (as defined below) of the New Preferred Securities, unless the New Securities have not been issued pursuant to the Exchange Offer, in which event the Declaration provides for the remarketing of the Preferred Securities; provided that if the Debentures have been distributed to the holders of the Trust Preferred Securities in liquidation of the Trust, the Indenture provides for the remarketing of the New Debentures unless the New Debentures have not been issued in connection with the Exchange Offer, in which event the Indenture provides for the remarketing of the Resettable Rate Debentures, Series A. As used in this Agreement, the term "Remarketed Securities" means the securities remarketed pursuant to the Declaration or the Indenture, as the case may be; the term "Remarketing Procedures" means Section 7.5 of the Declaration and Section 3.12 of the Indenture; and the term "Remarketing" means the remarketing of the Remarketed Securities pursuant to the Remarketing Procedures.

          In connection with the Remarketing, the Company and the Trust (unless the Debentures have been distributed to the holders of the Trust Preferred Securities in liquidation of the Trust, in which case the Company only) (each, an "Issuer of the Remarketed Securities") will prepare final Offering Materials (as defined below) setting forth or including a description of the terms of the Remarketed Securities, the terms of the Remarketing, a description of each Issuer of the Remarketed Securities and any material developments relating to the Company occurring after the date of the most recent financial statements included therein. Each Issuer of the Remarketed Securities shall deliver copies of the Offering Materials to the Remarketing Agent pursuant to the terms of this Agreement. The Company and the Trust hereby confirm that they have authorized the use of the Offering Materials in connection with the remarketing of the Remarketed Securities by the Remarketing Agent in accordance with Section 1 hereof. As used herein, "Preliminary Offering Materials" and "Offering Materials" shall mean, respectively, (i) if a registration statement is not filed in connection with the Remarketing, any preliminary offering memorandum and the final offering memorandum prepared in connection with such Remarketing and (ii) if a registration statement is filed in connection with the Remarketing, the Registration Statement and any amendments thereto referred to in Section 2(a) and any preliminary prospectus included therein, and the Registration Statement and the Prospectus (each as defined herein).

          Capitalized terms used herein and not otherwise defined are used as defined in the Declaration or the Indenture, as the case may be.


          Section 1. Appointment and Obligations of the Remarketing Agent. (a) The Trust and the Company hereby appoint Lehman Brothers Inc., as exclusive remarketing agent (the

"Remarketing Agent"), and Lehman Brothers Inc. accepts appointment as Remarketing Agent, for the purpose of (i) remarketing Remarketed Securities on behalf of the holders thereof and (ii) performing such other duties as are assigned to the Remarketing Agent in the Remarketing Procedures, all in accordance with and pursuant to the Remarketing Procedures.

          (b) The Remarketing Agent agrees (i) to use commercially reasonable efforts to remarket the Remarketed Securities tendered or deemed tendered to the Remarketing Agent in the Remarketing, (ii) to notify each Issuer of the Remarketed Securities promptly of the Adjusted Distribution Rate and (iii) to carry out such other duties as are assigned to the Remarketing Agent in the Remarketing Procedures, all in accordance with the provisions of the Remarketing Procedures.

          (c) The Remarketing Agent represents and warrants to the Company that it will remarket the Remarketed Securities upon the terms and conditions set forth in this Agreement and in the Offering Materials.

          (d) On the Scheduled Remarketing Date, the Remarketing Agent shall use commercially reasonable efforts to remarket at a price equal to 100% of the liquidation or principal amount thereof, Remarketed Securities tendered or deemed tendered for purchase. Prior to 4:00 P.M., New York City time, on the Scheduled Remarketing Date, the Remarketing Agent shall determine the Adjusted Distribution Rate, which shall be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) which the Remarketing Agent determines, in its sole judgment, to be the lowest rate per annum, if any, not exceeding the Maximum Adjusted Distribution Rate that will enable it to remarket all Remarketed Securities tendered or deemed tendered for remarketing at a price of $1,000 per Remarketed Security.

          (e) If any holder of Remarketed Securities timely delivered a Notice of Election to tender such Remarketed Securities and separately notifies the Remarketing Agent that such holder desires to purchase a number of Remarketed Securities in the Remarketing, but only if the Adjusted Distribution Rate is not less than a specified rate per annum, the Remarketing Agent shall give priority to such holder's purchase of such number of Remarketed Securities in the Remarketing, provided that the Adjusted Distribution Rate is not less than such specified rate.

          (f) By approximately 4:30 P.M., New York City time, on the Scheduled Remarketing Date, the Remarketing Agent shall advise, by telephone (i) the Depositary, the Property Trustee, the Indenture Trustee and each Issuer of the Remarketed Securities of the Adjusted Distribution Rate and the number of Remarketed Securities sold in the Remarketing, (ii) each purchaser of Remarketed Securities (or the Depositary Participant thereof) of the Adjusted Distribution Rate and the number of Remarketed Securities such purchaser is to purchase and
(iii) each purchaser to give instructions to its Depositary Participant to pay the purchase price on the Remarketing Settlement Date in same day funds against delivery of the Remarketed Securities purchased through the facilities of the Depositary.

          (g) If the Remarketing Agent is unable to remarket by 4:00 P.M., New York City time, on the Scheduled Remarketing Date all Remarketed Securities tendered or deemed tendered for purchase at a price of $1,000 per Remarketed Security and receives notice from the Indenture

Trustee that the Company has deposited with the Indenture Trustee, not later than 12 Noon, New York City time, on the Business Day prior to the related Scheduled Remarketing Settlement Date, sufficient moneys to redeem Debentures in a principal amount equal to the liquidation or principal amount of the Remarketed Securities not so remarketed, then the Remarketing Agent shall make payment to the Depositary Participant of each tendering holder of Remarketed Securities by the close of business on the Remarketing Settlement Date, against delivery through the facilities of the Depositary of such holder's tendered Remarketed Securities, of the purchase price for such tendered Remarketed Securities sold in the Remarketing. If the Company shall not have deposited such moneys with the Indenture Trustee prior to such time, the Remarketing Agent shall not make payment to such Depositary Participant of such purchase price.

          2. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees (i) on and as of the date the Offering Materials are first distributed to holders of the Remarketed Securities (the "Commencement Date"), (ii) on and as of each Effective Date (as defined herein), if any, if such Effective Date is not the Commencement Date and (iii) on and as of the Scheduled Remarketing Date on which Remarketing occurs (the "Remarketing Date"), that:

          (a) If a registration statement is required to be filed in connection with the Remarketing, such registration statement, and any required amendment thereto, with respect to the Remarketed Securities have (i) been prepared in conformity in all material respects with the requirements of the Securities Act and the rules and regulations (the "Rules and Regulations") of the Commission thereunder, (ii) been filed with the Commission under the Securities Act and
(iii) become effective under the Securities Act. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time of such registration statement; "Preliminary Prospectus" means each prospectus included in any such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Remarketing Agent pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at its Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5(b) hereof and deemed to be a part of the Registration Statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus.

          (b) If a registration statement is required to be filed in connection with the Remarketing, the Registration Statement conforms (and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all respects to the requirements of the Securities Act and the Rules and Regulations.

          (c) If a registration statement is required to be filed in connection with the Remarketing, the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

          (d) (i) If a registration statement is required to be filed in connection with the Remarketing, the Registration Statement and any amendment thereto did not and will not, as of its Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and
(ii) each of the other Offering Materials and any amendment or supplement thereto will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Offering Materials in reliance upon and in conformity with written information furnished to either Issuer of the Remarketed Securities by or on behalf of the Remarketing Agent specifically for inclusion therein. Reference herein to the Offering Materials shall be deemed to refer to and include any document filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is incorporated in the Offering Materials by reference, and any reference to any amendment or supplement to the Offering Materials shall be deemed to refer to and include any document filed under the Exchange Act after the date of the Offering Materials and incorporated by reference in the Offering Materials.

          (e) If a registration statement is not required to be filed in connection with the Remarketing, it is not required by applicable law or regulation in connection with the Remarketing in the manner contemplated by this Agreement to register the Remarketed Securities or, if the Remarketed Securities include Trust Preferred Securities, the Resettable Rate Debentures, Series A or the New Debentures under the Securities Act or to qualify the Declaration, the New Guarantee (or, if the Exchange Offer has not been consummated, the Guarantee) or the Indenture in respect of Remarketed Securities or the Debentures under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (f) Each of the Company and IBC, ICA, FMA, AMN and any other subsidiary of the Company (other than the Trust) that is a guarantor of the Company's obligations under the Debentures immediately prior to the Remarketing Settlement Date (collectively, the "Subsidiaries") has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification (except where the failure to be so qualified and in good standing would not have a Material Adverse Effect), and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. As used herein, "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries, taken as a whole.

          (g) The authorized and outstanding capital stock of the Company as set forth in the Offering Materials is accurate. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and conform to the description thereof contained in the Offering Materials.

          (h) The Company owns a majority of the outstanding shares of capital stock of, or membership interests in, as applicable, each of the Subsidiaries, and all of such shares of capital stock or membership interests are duly authorized and validly issued and are fully paid and nonassessable. All of such shares of capital stock or membership interests, as applicable, of each of the Subsidiaries are owned by the Company free and clear of any security interest, claim, lien or encumbrance. Except as described in the Offering Materials, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, shares of the capital stock or membership interests of any of the Subsidiaries.

          (i) Assuming due authorization, execution and delivery of this Agreement by the Remarketing Agent, this Agreement is a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

          (j) Assuming due authorization, execution and delivery thereof by the Indenture Trustee, the Indenture is a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

          (k) Assuming due authentication by the Indenture Trustee, the New Debentures (or, if the Exchange Offer has not been consummated, the Resettable Rate Debentures, Series A) are duly and validly issued and outstanding and constitute the legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

          (l) Assuming due authorization, execution and delivery thereof by the Guarantee Trustee, the New Guarantee Agreement (or, if the Exchange Offer has not been consummated, the Guarantee Agreement) is a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

          (m) The performance of this Agreement, the Indenture and the New Debentures (or, if the Exchange Offer has not been consummated, the Resettable Rate Debentures, Series A) and, if the Remarketed Securities are Trust Preferred Securities, the Declaration and the New Guarantee Agreement (or, if the Exchange Offer has not been consummated, the Guarantee Agreement) by the Company (the "Company Transactions") does not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter, by-laws, operating agreement or other organizational documents of the Company or any of the Subsidiaries or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of the Subsidiaries or any of their properties or assets (except to the extent any such conflict, breach, violation or default does not or will not, as the case may be, have a Material Adverse Effect); and except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the initial distribution of the Preferred Securities or the Remarketing by the Remarketing Agent, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the Company Transactions.

          (n) Neither the Company nor any of the Subsidiaries is in breach or violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries are a party or by which the Company or any of the Subsidiaries are bound or to which any of the property or assets of the Company or any of the Subsidiaries are subject, which breach or violation would have a Material Adverse Effect, nor is the Company or any of the Subsidiaries in violation of the provisions of its charter, by-laws, operating agreement or other organizational documents or any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets, which violation would have a Material Adverse Effect.

          (o) The Remarketed Securities, the Indenture, this Agreement and, if the Remarketed Securities are Trust Preferred Securities, the Declaration, the New Guarantee Agreement (or, if the Exchange Offer has not been consummated, the Guarantee Agreement) and the New Debentures (or, if the Exchange Offer has not been consummated, the Resettable Rate Debentures, Series A) conform or will conform in all material respects to the descriptions thereof contained in the Offering Materials.

          (p) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of the Subsidiaries is a party or of which any property or assets of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or any of the Subsidiaries, could reasonably be expected to have a Material Adverse Effect, otherwise than as set forth in the Offering Materials.

          (q) If a registration statement is required to be filed in connection with the Remarketing, the conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

          (r) Neither the Company nor any of the Subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Offering Materials, any material losses or interferences with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Materials; and, since such date, there have not been any material changes in the capital stock or long-term debt of the Company or any of the Subsidiaries or any material adverse changes in the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Change"), or any developments that could reasonably be expected to involve a prospective Material Adverse Change, otherwise than as set forth or contemplated in the Offering Materials.

          (s) The financial statements (including the related notes) of the Company included or incorporated by reference in the Offering Materials comply as to form in all material respects with the requirements of the Securities Act, present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

          (t) The firm of independent public accountants who have certified certain financial statements of the Company, whose report is included or incorporated by reference in the Offering Materials and who have delivered the initial letter referred to in Section 6(l) hereof (the "Independent Public Accountants"), were independent public accountants under Rule 101 of AICPA's Code of Professional Conduct and its interpretations and rulings during the periods covered by the financial statements on which they reported included or incorporated by reference in the Offering Materials.

          (u) The Company and each of the Subsidiaries has good and marketable title in fee simple to all real property and good title to all personal property owned by each of them, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Offering Materials or (ii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries; and all real property and buildings held under lease by the Company and each of the Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries. The
Company and each of the Subsidiaries enjoy peaceful and undisturbed possession under all leases to which they are party as lessee, except where the failure to enjoy peaceful and undisturbed possession would not have a

Material Adverse Effect. No consent need be obtained from any person with respect to any such lease in connection with the transactions contemplated hereby and in the Offering Materials, except for such as have been obtained or the failure to obtain such consent would not have a Material Adverse Effect. None of the properties or assets, the value of which is reflected in the financial statements included in the Offering Materials, is held under any lease (except for properties or assets held under capital leases and leasehold improvements held under both capital leases and operating leases). The Company and the Subsidiaries maintain such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated.

          (v) The Company and the Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their businesses, and to the best of the Company's knowledge, the conduct of their businesses will not conflict with, and neither the Company nor any of the Subsidiaries has received any notice of any claim of conflict with, any such rights of others (except in any such case for any conflict that would not have a Material Adverse Effect).

          (w) The Company and each of the Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (or any successor statute), including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; none of the Company and its subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii)
Section 412 or 4971 of the Internal Revenue Code of 1986, as amended (or any successor statute), including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (x) The Company and the Subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid, or made adequate reserve or provision for the payment of, all taxes shown as due thereon, and the Company has no knowledge of any tax deficiency that has had (or could have) a Material Adverse Effect, except as set forth or contemplated in the Offering Materials.

          (y) The Company and the Subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's specific authorization, (B) transactions are recorded as necessary to permit preparation of their consolidated financial statements and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with management's specific authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals.

          (z) Neither the Company nor any of the Subsidiaries, nor any director, officer, member, manager, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds during the last five years for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (or any successor statute); or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (aa) Neither the Company nor any of the Subsidiaries is (i) an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "PUHC Act").

          (bb) Neither the Company nor any of the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in stabilization or manipulation of the price of the Remarketed Securities to facilitate the remarketing of the Remarketed Securities.

          3. Representations, Warranties and Agreements of the Company and the Trust. The Company and the Trust, jointly and severally, represent, warrant and agree, unless the Debentures have been distributed to the holders of the Trust Preferred Securities in liquidation of the Trust at the time of making of the following representations, (i) on and as of the Commencement Date, (ii) on and as of each Effective Date, if any, if such Effective Date is not the Commencement Date and (iii) on and as of the Remarketing Date, that:

           (a) The Trust is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware (the "Delaware Business Trust Act") with the trust power and authority to own property and conduct its business as described in the Memorandum, and has conducted and will conduct no business other than the transactions contemplated by this Agreement as described in the Offering Materials; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Declaration, the Registration Rights Agreement and the purchase agreement relating to the initial distribution of the Preferred Securities (the "Purchase Agreement"); the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement, the Registration Rights Agreement, the Declaration and the Purchase Agreement or described in the Offering Materials; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

          (b) Assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee (each as defined in the Declaration), the Declaration constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally

                                                                              11
and general equitable principles (whether considered in a proceeding in equity or at law), and will conform in all material respects to the descriptions thereof contained in the Offering Materials.

          (c) All of the outstanding Remarketed Securities and Common Securities have been duly authorized and are validly issued, fully paid and non-assessable and will conform in all material respects to the descriptions thereof contained in the Offering Materials.

          (d) Assuming due authorization execution and delivery of this Agreement by the Remarketing Agent, this Agreement is a legally valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

          (e) The performance of this Agreement, the Declaration, and the Remarketed Securities by the Trust, and the distribution of the Debentures upon the liquidation of the Trust in the circumstances contemplated by the Declaration and described in the Offering Materials (the "Trust Transactions") will not violate any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its assets; and except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the initial distribution of the Preferred Securities or the Remarketing, no consent, approval, authorization or order of or filing or registration with, any such court or governmental agency or body was or is required for the Trust Transactions.

          (f) The Trust is not an "investment company" within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.

          4. Fees and Expenses. (a) For the performance of its services as Remarketing Agent hereunder, the Company, in its capacity as the issuer of the Debentures, agrees to pay to the Remarketing Agent a fee, payable on the Remarketing Settlement Date, equal to 3.50% of the liquidation or principal amount of the outstanding Remarketed Securities tendered or deemed tendered for purchase on the related Scheduled Remarketing Date, less such liquidation or principal amount of the Remarketed Securities, if any, tendered or deemed tendered for purchase and not sold in the Remarketing, by wire transfer to an account designated by the Remarketing Agent. The percentage in the prior sentence shall be reduced by .35% for each improvement in credit rating of the Company's unsecured senior debt in effect on the Scheduled Remarketing Date compared to B2, which is the credit rating of Moody's Investors Service Inc. ("Moody's") in effect on such debt on the date of issuance of the Remarketed Securities. For the purposes of the foregoing, the credit rating of the Company's unsecured senior debt shall be considered improved for each rating category (including numerical, "+" or "-" or other indicators) that such rating on the Scheduled Remarketing Date by Moody's or Standard & Poors Ratings Group ("S&P"), whichever is lower, is better than B2 or B or the equivalent of such ratings by Moody's and S&P.

          (b) The Company, in its capacity as the issuer of the Debentures, agrees to pay: (a) the costs incident to the preparation and printing and, if applicable, filing of the Preliminary Offering

Materials and the Offering Materials and any amendments and exhibits thereto;
(b) the costs of distributing the Preliminary Offering Materials and the Offering Materials and any amendment or supplement thereto or any document incorporated by reference therein; (c) the fees and expenses of qualifying the Remarketed Securities under the securities laws of the several jurisdictions as provided in Section 5(j) and of preparing, printing and distributing a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Remarketing Agent required in connection with "blue sky" functions); (d) the filing fees incident to securing any required review of the National Association of Securities Dealers, Inc. of the terms of sale of the Remarketed Securities;
(e) any applicable listing and other fees; (f) all other costs and expenses incident to the performance of the obligations of the Company and the Trust under this Agreement; and (g) the reasonable fees and expenses of counsel to the Remarketing Agent in connection with its duties hereunder. The Trust shall not be liable for any fees and expenses included in this Section 4.

          5.  Further Agreements of the Company.  The Company agrees:

          (a) To furnish to the Remarketing Agent, (i) copies of the Declaration, the New Guarantee Agreement (or, if the Exchange Offer has not been consummated, the Guarantee Agreement) and the Indenture and any amendment to any thereof and each report or other document mailed or made available to holders of the Remarketed Securities (including annual and quarterly reports to shareholders and all documents mailed or made available to its other security holders) or filed by the Company with the Commission after the end of the fiscal year of the Company preceding the Remarketing, (ii) notice of the purchase of Remarketed Securities by the Company or any subsidiary or affiliate of the Company as soon as the Company shall become aware of such purchase, (iii) notice of the occurrence of any of the events set forth in Section 6(n) or (p), (iv) notice of the giving or receipt of any notice under Section 8 and (v) in connection with the Remarketing, such other information as the Remarketing Agent may reasonably request from time to time, in such form as the Remarketing Agent may reasonably request, including but not limited to, the financial condition of the Company or any subsidiary thereof.

          (b) To file a registration statement with the Commission if required under the Securities Act in connection with the Remarketing and, in that event, to prepare the Prospectus in a form approved by the Remarketing Agent and to file such Prospectus pursuant to and within the time required by the Rules and Regulations; to advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agent with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the Remarketing; to advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Remarketed Securities for remarketing in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (c) If a registration statement is required to be filed in connection with the Remarketing, to furnish promptly to the Remarketing Agent and to counsel for the Remarketing Agent a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

          (d) To furnish to the Remarketing Agent, without charge, as many copies of the Offering Materials and any supplements and amendments thereto and, if a registration statement is required to be filed in connection with the Remarketing, as many conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto, as the Remarketing Agent may reasonably request.

          (e) If a registration statement is required to be filed in connection with the Remarketing, to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Remarketing Agent, be required by the Securities Act or requested by the Commission;

          (f) Prior to filing with the Commission or otherwise making any amendment or supplement to the Offering Materials, the Company shall furnish a copy thereof to the Remarketing Agent and counsel to the Remarketing Agent and will not effect any such amendment or supplement to which the Remarketing Agent shall reasonably object by notice to the Company after a reasonable period to review such amendment or supplement.

          (g) If, at any time on or after the Commencement Date and prior to the Remarketing Settlement Date, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Remarketing Agent or counsel for the Company, to amend or supplement the Offering Materials in order that the Offering Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered in the Remarketing, or if it is necessary to amend or supplement the Offering Materials to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Materials, as so amended or supplemented, will comply with applicable law and to furnish to the Remarketing Agent such number of copies as it may reasonably request.

          (h) If a registration statement is filed in connection with the Remarketing, as soon as practicable after the Effective Date of the Registration Statement, to make generally available to the Company's security holders and to deliver to the Remarketing Agent an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

          (i) For a period of five years following the Remarketing Settlement Date, to furnish to the Remarketing Agent upon its request copies of any annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Indenture Trustee, the Property Trustee or the holders of the Remarketed Securities.

          (j) To use its reasonable best efforts to qualify the Remarketed Securities for sale under the securities or Blue Sky laws of such jurisdictions as the Remarketing Agent reasonably designates and to continue such qualifications in effect so long as reasonably required to complete the distribution of the Remarketed Securities. The Company will also arrange for the determination of the eligibility for investment of the Remarketed Securities under the laws of such jurisdictions as the Remarketing Agent reasonably requests. Notwithstanding the foregoing, the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

          (k) To take such steps as shall be necessary to ensure that none of the Company, the Trust or any subsidiary of the Company shall become (i) an "investment company" within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the PUHC Act.

          (l) To take all reasonable steps to satisfy the conditions set forth in Section 6 hereof.


          6. Conditions to the Remarketing Agent's Obligations. The obligations of the Remarketing Agent hereunder are subject, as of the Commencement Date and at all times on or prior to the Scheduled Remarketing Date, to the accuracy of the representations and warranties on the part of the Company and the Trust herein, to the accuracy of the statements of officers of the Company and of the Trust made pursuant to the provisions hereof, to the performance by the Company and the Trust of their respective obligations hereunder and to the following additional conditions:

          (a) on each of the Commencement Date and the Scheduled Remarketing Date, the Remarketing Agent shall have received:

               (i) a certificate, dated such date and signed by an authorized officer of the Trust acceptable to the Remarketing Agent, to the effect that the representations and warranties of the Trust contained in this Agreement are true and correct as of such date and that the Trust has performed all of its obligations to be performed hereunder on or prior to such date; and

               (ii) a certificate, dated such date and signed by an authorized officer of the Company to the effect that no event described in Section 6(g)(i) or (ii) or subsection 6(j) has occurred as of such date, and to the effect that the representations and warranties of the Company contained in the Agreement are true and correct as of such date and that the

     Company has performed all of its obligations to be performed hereunder on or prior to such date.

The officers signing and delivering such certificate on behalf of the Company and the Trust may rely upon the best of their knowledge as to proceedings threatened;

          (b) each of the Company and the Trust shall have furnished to the Remarketing Agent on each of the Commencement Date and the Scheduled Remarketing Date, such additional certificates or other documents as are typically delivered in connection with a transaction of this type and which the Remarketing Agent may reasonably request;

          (c) On the Commencement Date and the Scheduled Remarketing Date, Freshman, Marantz, Orlanski, Cooper & Klein, a law corporation, counsel for the Company and the Trust, or such other counsel satisfactory to the Remarketing Agent, shall have furnished to the Remarketing Agent its written opinion, as counsel to the Company and the Trust, addressed to the Remarketing Agent and dated such date, in form and substance reasonably satisfactory to the Remarketing Agent, to the effect that:

               (i) Each of the Company and the Subsidiaries is validly existing as a corporation or limited liability company, as applicable, and in corporate or limited liability company good standing under the laws of its jurisdiction of incorporation or organization, is qualified to do business and is in corporate or limited liability company, as applicable, good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification (except where the failure to be so qualified and in good standing would not have a Material Adverse Effect), and has corporate or limited liability company power to own its properties and conduct its business;

               (ii) The Company has corporate power to consummate the transactions contemplated by, this Agreement;

               (iii) The execution and delivery of this Agreement have been duly authorized by all requisite corporate action of the Company; and this Agreement has been duly executed and delivered by the Company;

               (iv) Assuming due authorization, execution and delivery by the Indenture Trustee, the Indenture is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law);

               (v) Assuming due authentication by the Indenture Trustee, the New Debentures (or, if the Exchange Offer has not been consummated, the Resettable Rate Debentures, Series A) are legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law);

               (vi) If the Remarketed Securities are Trust Preferred Securities, assuming due authorization, execution and delivery by the Guarantee Trustee, the New Guarantee Agreement (or, if the Exchange Offer has not been consummated, the Guarantee Agreement) is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law);

               (vii) All of the outstanding shares of capital stock of, or membership interests in, as applicable, each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and held of record by the Company free and clear of any security interest, claim, lien or encumbrance; and, to our knowledge, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, shares of the capital stock or membership interests of any of the Subsidiaries, except as described in the Offering Materials;

               (viii) The performance of this Agreement, the Remarketed Securities, the Indenture and the New Debentures (or, if the Exchange Offer has not been consummated, the Resettable Rate Debentures, Series A) and, if the Remarketed Securities are Trust Preferred Securities, the Declaration and the New Guarantee Agreement (or, if the Exchange Offer has not been consummated, the Guarantee Agreement) by the Company and the Trust, as applicable, will not (A) to the to the knowledge of such counsel conflict with or result in a breach or violation of, or constitute a default under, any indenture, mortgage, deed of trust, loan or credit agreement, or any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of its or their property or assets are subject which such breach or violation would have a Material Adverse Effect or (B) result in any violation of the provisions of the charter or bylaws, or operating agreements, as applicable, of the Company or any of the Subsidiaries or any federal or California statute, or any order, rule or regulation of any federal or California court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets; and except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the remarketing of the Remarketed Securities by the Remarketing Agent, no consent, approval, authorization or order of, or filing or registration with, any federal or California court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets is required for compliance by the Company with all of the provisions of this Agreement other than, if a registration statement is required to be filed in connection with the Remarketing, under the Securities Act;

               (ix) The descriptions in the Offering Materials of the Remarketed Securities, the Indenture and this Agreement and, if the Remarketed Securities are Trust Preferred Securities, the Declaration and the New Guarantee Agreement (or, if the Exchange Offer has not been consummated, the Guarantee Agreement) and the New Debentures (or, if the Exchange Offer has not been consummated, the Resettable Rate Debentures, Series A) conform in all material respects to the descriptions thereof;

               (x) Except as set forth or referred to in the Offering Materials, no legal or governmental proceedings pending or, to the knowledge of such counsel, threatened to which the Company or any of the Subsidiaries is a party or of which any property or assets of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or any of the Subsidiaries, could reasonably be expected to have a Material Adverse Effect;

               (xi) If a registration statement is required to be filed in connection with the Remarketing, no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

               (xii) If a registration statement is required to be filed in connection with the Remarketing, the Registration Statement, as of its Effective Date, and the Prospectus, as of its date, and any further amendments or supplements thereto, as of their respective dates, made by the Company prior to the Remarketing Date (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; the documents incorporated by reference in the Prospectus and any further amendment or supplement to any such incorporated document made by the Company prior to the Scheduled Remarketing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

               (xiii) None of the Company, any of the Subsidiaries or the Trust is (A) an "investment company" within the meaning of the Investment Company Act and the rules and regulations thereunder or (B) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the PUHC Act;

               (xiv) If no registration statement is required to be filed in connection with the Remarketing, no registration of the Remarketed Securities or, if the Remarketed Securities include Trust Preferred Securities, the New Debentures (or, if the Exchange Offer has not been consummated, the Resettable Rate Debentures, Series A) under the Securities Act, and no qualification of the Indenture or, if the Remarketed Securities are Trust Preferred Securities, the Declaration or the New Guarantee Agreement (or, if the Exchange Offer has not been consummated, the Guarantee Agreement) under the Trust Indenture Act of 1939,

                                                                              18
     as amended, is required for the Remarketing of the Remarketed Securities solely in the manner contemplated by the Offering Materials;

          In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Issuers of the Remarketed Securities, representatives of the Remarketing Agent and representatives of counsel for the Remarketing Agent at which the contents of the Offering Materials and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Materials, on the basis of the foregoing, no information has come to the attention of such counsel that causes such counsel to believe that, (x) if a registration statement was required to be filed in connection with the Remarketing, the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (y) the other Offering Materials contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except, in each case, as to financial statements, including the notes thereto, included therein, as to which no belief need be expressed), as of the Commencement Date, the Effective Date, if any, (if the Effective Date is not the Commencement Date) and the Remarketing Date.

          In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America and the laws of the State of California.

          (d) If the Remarketed Securities are Trust Preferred Securities, on the Commencement Date and the Scheduled Remarketing Date, Simpson Thacher & Bartlett, or such other counsel satisfactory to the Remarketing Agent, shall have furnished to the Remarketing Agent its written opinion, as special tax counsel for the Company and the Trust, addressed to the Remarketing Agent and dated such date, in form and substance reasonably satisfactory to the Remarketing Agent, to the effect that:

               (i) The Trust will not be taxable as a corporation for United States federal income tax purposes;

               (ii) Subject to the qualifications set forth therein, the statements made in the Offering Materials under the caption "Certain United States Federal Income Tax Consequences" accurately describe the material United States federal income tax consequences of the purchase, ownership and disposition of the Remarketed Securities;

          (e) If the Remarketed Securities include Trust Preferred Securities, on the Commencement Date and the Scheduled Remarketing Date, Richards, Layton & Finger, P.A., Delaware counsel for the Company and the Trust, or such other counsel satisfactory to the Remarketing Agent, shall have furnished to the Remarketing Agent its written opinion, on certain matters of Delaware law relating to the validity of the Securities, addressed to the Remarketing

Agent and dated such date, in form and substance reasonably satisfactory to the Remarketing Agent, to the effect that:

               (i) The Trust is validly existing in good standing as a business trust under the Delaware Trust Act with the business trust power and authority to own property and to conduct its business as described in the Offering Materials and to enter into and perform its obligations under this Agreement, the Remarketed Securities and the Common Securities.

               (ii) The Common Securities are validly issued and (subject to the terms of the Declaration) fully paid undivided beneficial ownership interests in the assets of the Trust (such counsel may note that the holders of Common Securities will be subject to the withholding provisions of Section 10.4 of the Declaration, will be required to make payment or provide indemnity or security as set forth in the Declaration and will be liable for the debts and obligations of the Trust to the extent provided in
     Section 9.1(b) of the Declaration); under the Delaware Trust Act and the Declaration the issuance of the Common Securities is not subject to preemptive or other similar rights.

               (iii) The Remarketed Securities are validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial ownership interests in the Trust, the holders of the Remarketed Securities will be entitled to the benefits of the Declaration (subject to the limitations set forth in clause (v) below) and will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit (such counsel may note that the holders of Remarketed Securities are subject to the withholding provisions of Section 10.4 of the Declaration and are required to make payment or provide indemnity or security as set forth in the Declaration).

               (iv) All necessary trust action has been taken to duly authorize the execution and delivery by the Trust of this Agreement.

               (v) Assuming the Declaration has been duly authorized by the Company and has been duly executed and delivered by the Company and the Regular Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee, the Declaration constitutes a valid and binding obligation of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, receivership, liquidation, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and remedies, (ii) general principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) considerations of public policy and the effect of applicable law relating to fiduciary duties.

               (vi) The consummation by the Trust of the transactions contemplated by this Agreement and compliance by the Trust with its obligations hereunder will not violate

     (i) any of the provisions of the Certificate of Trust or the Declaration or
     (ii) any applicable Delaware law or administrative regulation.

               (vii) Assuming that the Trust derives no income from or connected with services provided within the State of Delaware and has no assets, activities (other than having a Delaware Trustee as required by the Delaware Trust Act and the filing of documents with the Secretary of State of Delaware) or employees in the State of Delaware, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware governmental authority or agency (other that as may be required under the securities or blue sky laws of the state of Delaware, as to which such counsel need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of this Agreement.

          In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America and the laws of the State of Delaware.

          (f) On the Commencement Date and the Scheduled Remarketing Date, with respect to the letter of the Independent Public Accountants delivered to the Remarketing Agent concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Remarketing Agent a letter (as used in this paragraph, the "bring-down letter") of such accountants, addressed to the Remarketing Agent and dated such date (i) confirming that they are independent public accountants within the meaning of the Securities Act and under the guidelines of the American Institute of Certified Public Accountants,
(ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Materials, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (g) (i) Neither the Company nor any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Materials losses or interferences with their businesses, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Materials or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Materials, the effect of which, in any such case described in clause (i) or (ii), is, in the sole judgment of the Remarketing Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the Remarketing on the terms and in the manner contemplated herein and in the Offering Materials.

          (h) Without the prior written consent of the Remarketing Agent, the Declaration or the Indenture shall not have been amended in any manner, or otherwise contain any provision contained therein as of the date hereof that, in the opinion of the Remarketing Agent, materially changes the nature of the Remarketed Securities or the Remarketing Procedures.

          (i) Subsequent to the Commencement Date, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited; (ii) a banking moratorium shall have been declared by federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of the Remarketing Agent, impracticable or inadvisable to proceed with the Remarketing on the terms and in the manner contemplated herein and in the Offering Materials.

          (j) Subsequent to the Commencement Date, (i) no downgrading shall have occurred in the rating accorded the Remarketed Securities by a "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Preferred Securities.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Remarketing Agent.

          7.  Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless the Remarketing Agent and each person, if any, who controls the Remarketing Agent within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Remarketed Securities), to which the Remarketing Agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Preliminary Offering Materials or Offering Materials or in any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by the Remarketing Agent in connection with, or relating in any manner to, the Remarketed Securities or the sale of Remarketed Securities contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be

                                                                              22
taken by such Remarketing Agent through its gross negligence or willful misconduct), and shall reimburse the Remarketing Agent and each such controlling person on a quarterly basis for any legal or other expenses reasonably incurred by the Remarketing Agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Materials or Offering Materials or in any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company or the Trust by or on behalf of the Remarketing Agent specifically for inclusion therein and described in a letter from the Remarketing Agent to the Company. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Remarketing Agent or to any controlling person of the Remarketing Agent.

          (b) The Remarketing Agent shall indemnify and hold harmless the Company, each of its directors and officers, the Trust and each Trustee, and each person, if any, who controls the Company or the Trust within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any such director or officer, the Trust or any such Trustee, or any such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
(i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Materials or the Offering Materials, or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or any Trustee by or on behalf of the Remarketing Agent specifically for inclusion therein and described in a letter from the Remarketing Agent to the Company, and shall reimburse the Company and any such director or officer, the Trust or any such Trustee or any such controlling person on a quarterly basis for any legal or other expenses reasonably incurred by the Company, or any such director or officer, the Trust or any such Trustee or any such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Remarketing Agent may otherwise have to the Company, or any such director or officer, the Trust or any such Trustee or any such controlling person.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party pursuant to this Section 7 shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Remarketing Agent, if the indemnified parties under this Section 7 consist of the Remarketing Agent or any of its controlling persons, or by the Company, if the indemnified parties under this Section 7 consist of the Company. any of its directors, officers, the Trust or any Trustee or their respective controlling persons. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the Remarketing Agent on the other from such offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Trust on the one hand and the Remarketing Agent on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and the Remarketing Agent on the other with respect to such offering shall be deemed to be in the same proportion as the total liquidation or principal amount of the Remarketed Securities minus the fee paid to the Remarketing Agent pursuant to
Section 4(a) of this Agreement, on the one hand, and the total fees received by the Remarketing Agent pursuant to Section 4(a), on the other hand, bear to the total liquidation or principal amount of the Remarketed Securities. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Trust, on the one hand, or the Remarketing Agent, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Trust and the Remarketing Agent agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Remarketing Agent shall not be required to contribute any amount in excess of the amount by which the fees received by it under Section 4 exceed the amount of any damages which the Remarketing Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          8. Resignation and Removal of Remarketing Agent. The Remarketing Agent may resign and be discharged from its duties and obligations hereunder, and the Company may remove the Remarketing Agent, by giving 60 days' prior written notice, in the case of a resignation, to the Company, the Depositary, the Property Trustee and the Indenture Trustee and, in the case of a removal, such removed Remarketing Agent, the Depositary, the Property Trustee and the Indenture Trustee; provided, however, that (i) the Company may not remove the Remarketing Agent unless (A) the Remarketing Agent becomes involved as debtor in a bankruptcy, insolvency or similar proceeding, (B) the Remarketing Agent shall not be among the 15 underwriters with the largest volume underwritten in dollars, on a lead or co-managed basis, of U.S. domestic debt securities during the twelve-month period ended as of the last calendar quarter preceding the Remarketing Date or (C) the Remarketing Agent shall be subject to one or more legal restrictions preventing the performance of its obligations hereunder and
(ii) no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company in which it shall have agreed to conduct the Remarketing in accordance with the Remarketing Procedures. In such case, the Company will use its commercially reasonable efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable; provided, however, that the Company shall not be required to enter into a remarketing agreement with a successor Remarketing Agent that is on terms substantially dissimilar with the terms hereof and in any event on terms less favorable than those set forth herein. The provisions of Sections 4 and 7 shall survive the resignation or removal of the Remarketing Agent pursuant to this Agreement.

          9. Dealing in the Remarketed Securities. The Remarketing Agent is not obligated to purchase any Remarketed Securities that would otherwise remain unsold in a Remarketing. The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of Remarketed Securities may be entitled to exercise or take pursuant to the Declaration or the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

          10. Remarketing Agent's Performance; Duty of Care. The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement and the Declaration and the Indenture. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement, the Declaration or the Indenture. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement, the Declaration or the Indenture as to the truth of the statements expressed in any of such documents. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed Securities in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from the gross negligence or willful misconduct on its part.

          11. Termination. This Agreement shall terminate as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 8. In addition, the obligations of the Remarketing Agent hereunder may be terminated by it by notice given to the Company or the Trust prior to 10:00 A.M., New York City time, on the Remarketing Date if, prior to that time, any of the events described in Sections 6(e), (f),
(m), (n), (o) or (p) shall have occurred or if the Remarketing Agent shall decline to perform its obligations under this Agreement for any reason permitted hereunder.

          12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Remarketing Agent, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-528-
8822), with a copy to Latham & Watkins, 633 W. Fifth Street, Los Angeles, California, Attention: Bryant B. Edwards (Fax: 213-891-8763);

          (b) if to the Company or the Trust, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Materials, Attention: H. Wayne Snavely (Fax: 310-373-9955), with a copy to Freshman, Marantz, Orlanski, Cooper &

Klein, 9100 Wilshire Boulevard, Beverly Hills, California 90212, Attention:
Thomas J. Poletti (Fax: 310-274-8357).

          Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Remarketing Agent.

          13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Remarketing Agent, the Company, the Trust and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(A) the representations, warranties, indemnities and agreements of the Company and the Trust contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Remarketing Agent within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Remarketing Agent contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of directors of the Company and the Trustees and any person controlling the Company or the Trust within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          14. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Trust and the Remarketing Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

          15. Definition of "Business Day" and "Subsidiary." For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

          16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

          17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                            [Signature page follows]

      If the foregoing correctly sets forth the agreement between the Company, the Trust and the Remarketing Agent, please indicate your acceptance in the space provided for that purpose below.

                                     Very truly yours,



                                     Imperial Credit Industries, Inc.



                                     By: /s/ H. Wayne Snavely
                                         --------------------------------
                                     Name:  H. Wayne Snavely
                                     Title: Chairman



                                     Imperial Credit Capital Trust I



                                     By: /s/ Kevin E. Villani
                                         --------------------------------
                                     Name:  Kevin E. Villani
                                     Title: Regular Trustee


Accepted:


Lehman Brothers Inc.



By: /s/ David J. Kim
   --------------------------------
Name:  David J. Kim
Title: Senior Vice President